UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 16, 2002
                 Date of Report (Date of earliest reported)

                            GOLF ENTERTAINMENT, INC.

              (Exact name of registrant as specified in its chapter)


           DELAWARE                     0-18303               11-2990598
           --------                     --------                ----------
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)

                               1008 S Clayton St.
                            Springdale, Arkansas 72762
                            ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                   479-751-2300
               Registrant's telephone number, including area code

                                   NOT APPLICABLE
         Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
On July 15, 2002, the Company achieved the second of a bifurcated Global Settlement of prior claims. This Global Settlement process commenced in April, 2002. When finalized on July 15, 2002, this Global Settlement process, discussed in Item 5. below, effectively resulted in a change of control of the Company, and, further resulted in a contemporaneous recapitalization agreement between the company and one of the settling parties.

The following table presents certain information as to the beneficial ownership of the Company's common stock as adjusted to give effect to the Global Settlement of (i) each person that beneficially owns more than five percent thereof, (ii) each one of the Company's executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors.

Following the first phase of the Global Settlement agreement, the beneficial ownership of the Company was determined to be, on an interim basis, as shown in the first table. After giving effect to the recapitalization agreement, a codicil to the litigation settlement by and between the Company and the Genesis Trust, the resulting voting control & pro-forma ownership is set forth in the second table:

FIRST TABLE:

PRIOR TO RECAPITALIZATION)                  SHARES            PERCENTAGE OF
NAME  OF BENEFICIAL OWNER                   BENEFICIALLY      BENEFICIALLY
                                            OWNED             OWNED SHARES
                                            -------------     --------------
The Genesis Trust (1)                       17,500,000 (2)    70%(2)

Kolpin International, LLC.                   1,500,000         6%

Ronald G. Farrell                            2,024,000 (3)     8% (3)

Executive Officers and Directors
    as a Group                                  -0-            0%*

*Less than 1%, if any.

(1) As discussed below in Item 5, The Genesis Trust, on May 6, 2002, pursuant to a codicil to the U.S. District Court settlement agreement by and between the Company and Genesis, agreed to waive voting rights to 10,000,000 of the 15,000,000 settlement shares it obtained in the settlement. This agreement resulted in a stasis between the interests of Ronald G. Farrell and Genesis and the Company, sufficient for the Global Settlement process to go forward with other parties.

(2) An element of the settlement agreement by and between the Company and Genesis was to make warrants available to purchase an additional 2.5 million shares of the Company's $0.01 par value voting common stock. This Warrant does not become effective until July 1, 2002 and is valid for two years.
It is included in the table representing ownership for purposes of disclosure.

(3) The interim and subsequent determination of the ownership interest of Mr. Farrell was the basis for the second phase of the Global Settlement process. Prior to achieving a settlement with Mr. Farrell, the Company could not reasonably determine the exact ownership interest of Mr. Farrell due to a dispute in classification of certain expenditures in prior fiscal years. Following the achievement of the Global Settlement agreement, the figure shown above was determined by agreement of the parties to represent a true and accurate ownership interest of Mr. Farrell. Prior to achieving the Global Settlement, the Company believes that Mr. Farrell retained voting control of a majority of the issued and outstanding shares.

SECOND TABLE:

(AFTER  RECAPITALIZATION)                   SHARES            PERCENTAGE OF
NAME  OF BENEFICIAL OWNER                   BENEFICIALLY      BENEFICIALLY
                                            OWNED             OWNED SHARES
                                            -------------     --------------

The Genesis Trust                            5,000,000 (a.)   20%(a.)

Kolpin International, LLC.                   1,500,000         6%

Ronald G. Farrell                            2,024,000         8%

Executive Officers and Directors
    as a Group                                   -0-           0%*

*Less than 1%, if any.


(a.) Subsequent to a recapitalization agreement, the Genesis Trust agreed to either repatriate 10 million shares to the treasury of the Company as treasury stock, or, provide the stock to a third party investor as part of the Regulation D, Rule 506 Private Placement in which the Company is engaged. In the interim period of escrow involving the Rule 506 program, the Genesis Trust has executed a waiver of voting power or control of 10,000,00 shares of $0.01 par value common stock and any shares acquired by virtue of the warrants created in the settlement of litigation. Accordingly, the resulting controlling interest of Genesis is reflected in this table.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.  Not applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP. Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. Not Applicable

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

LITIGATION & GLOBAL SETTLEMENT:

In early April, 2002, Management of Company began to engage in discussions With two shareholders, The Genesis Trust, and, the Company's former CEO, Ronald Farrell, regarding the ownership and control of the Company. As the Company prepared its Form 10K for filing for the period ending December 31, 2001, the Audit Committee of the Company questioned the classification of several past expenditures occurring in fiscal 2001. The Audit Committee also recommended to the Board of Directors that Goldstein Golub Kessler LLP be replaced as independent auditors of the Company. Subsequently this was done and the Company filed Form 8-K filings detailing that event. Those filings are incorporated by reference as if repeated in full.

As audit preparation continued, the management team appointed by the Board of Directors in January, 2002, determined that the Company had possibly failed to recognize and adequately report certain liabilities. These disclosures are contained in the Company's Annual Report for 2001 and its first quarter report for 2002. These reports are likewise incorporated by reference in this report.

The potential unreported liabilities all stemmed from the Company selling a portfolio of leases in December 1999. As audit preparation advanced, Management determined that a judgment against its LEC Leasing, Inc., division had been taken by the state of New Jersey by default, and that as such, it might constitute a general lien against all of the assets of the Company.

The Company acquired its current asset base as the result of a purchase of assets from The Genesis Trust, which purchase was subject to a mortgage on the assets given by the Trust to Mr. Farrell. Accordingly, the asset base of the Company was subject to a recorded lien by Mr. Farrell for approximately $150,000, which sum was the sole obligation of the Trust.
The Trust believed that the entire transaction with Mr. Farrell would result in a change of control of the Company on December 31, 2001. Later analysis of the transaction revealed that no change of control occurred, rather, that Mr. Farrell's control was increased by approximately 3.75 million shares.

The lien on the acquired assets came about as the result of the Trust acquiring a series of convertible debentures with a face value of $80,000 from Mr. Farrell on December 31, 2001. As the audit preparation advanced, the Audit Committee required, as part of their oversight function, that certain payments to Mr. Farrell be recategorized and that debenture and other debt owed to Mr. Farrell be written down in equal amounts in the third quarter of 2001. As this was accomplished, the Trust was then notified by Management that it would no longer consider the debentures it had acquired from Mr. Farrell as a valid obligation of the Company.

Following the filing of the Company's Annual Report on April 15, 2002, the Trust notified the Company that it disagreed with the Company's treatment of the debentures and demanded immediate payment of the entire sum originally paid to Mr. Farrell, together with a general claim for damages. The Company then denied the claim of the Trust, but, agreed to work toward a reasonable settlement of the claims of the Trust. Mr. Farrell was, during the periods under discussion, apprised of the ongoing questions raised by the Audit Committee and he worked diligently to respond to their questions and concerns. Mr. Farrell, however, maintained that the position of the Audit Committee was unreasonable and unwarranted. Additionally, following the filing of the Annual Report of the Company, Mr. Farrell inquired as to the status of warrants to acquire 2 million shares of common stock which were stricken from the report. What then ensued was a complex settlement discussion between the Company, the Trust, Mr. Farrell and another party, Kolpin International, which had also purchased convertible debentures issued by the Company, originally to Mr. Farrell. Each party had mutually conflicting claims and interests vis-a-vis the other parties. The Company viewed the settlement issues to be global in nature, affecting to one extent or more, conflicting claims of each contending party. The Company viewed pursuit of private settlements with each party, especially in situations where claims crossed over into claims against each other and the Company, as being potentially destructive to the interests of the Company as a whole, and urged all parties to seek a non-judicial determination of a settlement, allowing the Company to act as both a negotiator in its own right, and mediator between the other parties.

On April 30, 2002, following protracted settlement discussions with the Trust, the Trust filed suit in the United States District Court for the Western District of Arkansas, alleging, inter alia, violations of the federal Securities Acts and fraud. The Company and the Trust renewed settlement negotiations and on May 6, 2002, the Company Board of Directors unanimously approved a settlement with the Trust. The Company executed settlement agreement and codicil recapitalization agreement between it and the Trust.
As part of the litigation settlement, the Trust was issued shares of $0.01 par value common stock totaling 15 million shares, and, warrants for an additional 2.5 million shares at a strike price of $0.05/share, said warrants valid for two years from July 1, 2002.

As the Global Settlement discussions continued, the Company recruited an investor willing to fund its expansion on specific terms. The Company would obtain $5 million dollars of equity capital for the equivalent of 10 million shares of its $0.01 par value common stock. The proposed investor has required that all funds derived from the private placement be segregated from the operating accounts of the Company and that the funds be expended only in accordance with a detailed Scheduled Use of Proceeds. The initial agreement with the investor calls for an escrow period while due diligence is conducted, and, preserves the right of the Company to pursue other investors for the same program. The Use of Proceeds agreement is designed to assure that the expansion TV stations contemplated by the Company's expansion plan are constructed and that the use of capital is strictly limited to acquisition of existing stations, and the direct costs associated with equipment purchase, license prosecutions, site development and station completion.

The Company successfully negotiated a codicil to the settlement agreement with the Trust whereby the Trust has agreed to provide all the shares required to successfully complete the Rule 506 private placement. If the private placement is not successful, the Trust has agreed to repatriate the 10 million reserved shares to the Company's Treasury, thereby making them issued, but not outstanding shares. The Trust signed an interim agreement] waiving all voting rights on the 10 million shares and any shares acquired by way of the warrants. The waiver regarding the warrants expires upon either the delivery of the 10 million shares to a suitable 506 private placement investor, as part of the recapitalization agreement, or, upon repatriation of the shares to the Company Treasury.

Following the May 6, 2002 litigation settlement of the Company and the Trust, the litigation in the U.S. District Court was dismissed subject to the Court retaining full jurisdiction to enforce the settlement agreement by and between the Trust and the Company. Following that settlement, the Trust purchased all debenture interests held by Kolpin International, LLC. and subsequently, in the second quarter of FY 2002, the Company retired the Kolpin/Genesis convertible debentures.

With the Trust litigation and issues settled, the focus of the Global Settlement then focused on the issues between the Trust, Mr. Farrell and the Company. In structuring the settlement discussions, a Memorandum was circulated between the principals detailing all known issues between the various parties. Mr. Farrell's position was that the Trust owed him a sum of money for the convertible debentures it had acquired. The Company's position was that the convertible debentures had been reduced or repaid as the result of reclassification of third quarter FY 2001 expenditures. The Trust asserted that it somehow had been the "victim" of misrepresentations. The federal litigation settled all claims between the Company and the Trust, and enabled a settlement between the Trust and Mr. Farrell and the Company.

On July 15, 2002, the Company achieved a final settlement with Mr. Farrell.
In this final phase of the Global Settlement, the Trust transferred 1.6 million shares of the common stock of the Company to Mr. Farrell in exchange for any claim Mr. Farrell may have had against the Trust regarding any principal or interest owed to Mr. Farrell by the Trust. Additionally, the Company, in exchange for Mr. Farrell's abandonment of any claim to warrants previously issued to him under the 1997 Employee Stock Option Plan, agreed to hold Mr. Farrell and his counsel harmless for an issues related to the sales tax issues discussed in the Company's most recent Annual Report.
Additionally, Mr. Farrell dismissed a claim against the Company for $10,000 thought to be owed to him by the Company. In deference to Mr. Farrell's sincere belief that his Options and Warrants had survived his resignation from the Executive Staff and Board, the Trust agreed to provide Mr. Farrell 500,000 of its 2.5 million settlement warrants on the same terms the Company provided to the Trust, conditioned upon Mr. Farrell specifically performing under an agreement to locate a short-term bridge loan for the Company sufficient to acquire a television station, pending the private placement program breaking escrow. Under the terms of the Global Settlement, if Mr. Farrell does not perform within sixty (60) days following the final signing of the Global Settlement agreements, then he forfeits his rights to the warrants.

The Company views the entire process of Global Settlement, as reported on this form, to have commenced in April, 2002 and ended on July 15, 2002 with the signature of the last party, Mr. Farrell. The Company has not made prior disclosure of the ongoing settlement processes since any prior report would have necessarily omitted references to ongoing settlement processes; would have greatly reduced the likelihood of success of such negotiations and would have been incomplete or potentially misleading to shareholders.

The net effect of the Global Settlement has been to eliminate a series of interrelated pending shareholder claims and known potential litigation involving the company, and free its asset base from valid liens and encumbrances. The Company has been greatly hindered in pursuing closure on private equity financing while these matters were settled. The Company did not expend any cash in the settlement process nor execute any financial note, obligation or indenture that requires it to pay any cash now or in the future as part of the settlement.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS. Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.  Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR. Not applicable.

ITEM 9. REGULATION FD DISCLOSURE. Not applicable.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLF ENTERTAINMENT, INC.
                                    (Registrant)

        /s/ Dr. Tim Brooker
       ----------------------
  Dr. Tim Brooker Director and CEO         Dated: July 16, 2002

           /s/ Jim Bolt
       ----------------------
           Jim Bolt COO                    Dated: July 16, 2002